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                                                              Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Cintas Corporation for the registration of 218,159 shares of its common stock of our reports dated July 15, 1994, with respect to the consolidated financial statements of Cintas Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended May 31, 1994 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                              /s/Ernst & Young LLP

                              ERNST & YOUNG LLP


Cincinnati, Ohio
October 13, 1994